Exhibit 99.1

HERSHA HOSPITALITY TRUST
510 Walnut Street, 9th Floor Philadelphia, PA 19016 Phone: 215-238-1046 Fax: 215-238-0157 www.hersha.com

For Immediate Release
Contact:	Ashish Parikh, CFO
Ph: (215) 238-1046

HERSHA HOSPITALITY ANNOUNCES
FOURTH QUARTER AND YEAR END 2008 EARNINGS

Hersha Hospitality Trust (NYSE: HT), owner of select service and upscale hotels in major metropolitan markets, today announced earnings for the fourth quarter and full year ended December 31, 2008.  Summary financial results for the full year are as follows:

-  Consolidated Hotel RevPAR increased 1.6%
-  Same Store Consolidated Hotel RevPAR increased 1.1%
-  Adjusted Funds from Operations (“AFFO”) increased 9.1%
-  Adjusted EBITDA from Consolidated Operations increased to $100 million

Financial Results

For the year ending December 31, 2008, AFFO increased 9.1% to $61.3 million versus $56.2 million for the year ending December 31, 2007.  AFFO per diluted common share was $1.15 in 2008 compared to $1.22 in 2007.  The 2008 per share AFFO results were impacted by the issuance of 6.6 million additional common shares and 2.5 million additional limited partnership units in the first half of 2008.  The Company opportunistically issued common shares in the second quarter of 2008 to improve its liquidity position. Jay H. Shah, Chief Executive Officer, commented, “Although we weren’t aware of the magnitude of the upcoming downturn at the time, we were able to build a more defensive balance sheet with the additional liquidity.”

For the fourth quarter ending December 31, 2008, AFFO was $9.2 million, compared to $12.1 million in the fourth quarter of 2007.  AFFO per diluted common share and unit was $0.16 compared to $0.26 for the same quarter of 2007.

Net income applicable to common shareholders, excluding impairment charges, for the fourth quarter of 2008 was $1.2 million, or $0.03 per diluted share, versus $4.6 million, or $0.11 per diluted share, in the fourth quarter of 2007. A reconciliation of net income applicable to common shareholders, excluding impairment charges; AFFO; and Adjusted EBITDA to net income applicable to common shares, the most directly applicable U.S. GAAP measure, is included at the end of this release.

The majority of the year over year decrease in fourth quarter net income was a result of two non-cash impairment charges: a $21 million impairment on the Company’s Gold Street development loan and a $1.9 million impairment on the Hartford Hilton, a hotel which is part of the Company’s joint venture with Mystic Partners.  The Company stopped recording income on both investments in the third quarter after the Company determined that it was not going to invest any additional capital into them.

In addition, fourth quarter and full year net income were impacted by additional depreciation and amortization expense, debt extinguishment charges as well as a decrease in income from the unconsolidated joint venture investments.

2008 Operating Results

Total consolidated hotel operating revenues increased 9.2% to $250.5 million for the full year ended December 31, 2008, from $229.5 million in 2007. This increase was primarily driven by improved operating statistics for the majority of the Company’s hotels during the first three quarters of 2008, full year operating results from acquisitions completed in 2007, and revenue contributions from acquisitions completed during 2008.

RevPAR for the Company's consolidated hotels (61 hotels) increased by 1.6% for the year ended December 31, 2008 as a result of an average daily rate (“ADR”) increase of 4.1% to $98.21, only partly offset by a 180 basis point decline in occupancy.

Hotel earnings before interest, taxes, depreciation, and amortization (“Hotel EBITDA”) for Hersha's consolidated hotels increased 6.6% to $92.3 million for the year ended December 31, 2008. Hotel EBITDA margins decreased 80 basis points to 36.9% for the year ended December 31, 2008 compared to 37.7% for the year ended December 31, 2007.  The margin deterioration at the consolidated portfolio was primarily related to the acquisition of six new assets during 2008 that were still in the early stages of operations, as well as declining economic conditions in the second half of the year.  The Company’s operating margins are expected to benefit from the stabilization of these new assets in future periods.

On a same-store basis for Hersha's consolidated hotels (49 hotels), RevPAR for the year ended December 31, 2008 increased 1.1% to $96.45, which was driven by a 2.9% increase in ADR to $133.09 and only partly offset by a 120 basis point decline in occupancy.  Same-store consolidated Hotel EBITDA for the year ended December 31, 2009 was flat at $78.8 million as compared to 2007. The Company's same-store Hotel EBITDA margins declined just 30 basis points to 36.8% for the year ended December 31, 2008 as the Company’s  extended stay, select service and limited service platform combined with its regional cluster strategy allowed it to react quickly to the deteriorating environment.  The Company was able to implement staffing, sales and marketing and purchasing changes to achieve a higher level of operating efficiencies from its hotel operations.

Mr. Shah commented, "The Company’s focused portfolio of primarily upscale extended stay, select service and limited service hotels continues to perform above industry averages in terms of both RevPAR and operating margins.  We expect our segment strategy to reduce cash flow volatility in the near term, and we expect our northeastern metropolitan market strategy to position us well when the market turns.  We have maintained a balanced portfolio that includes substantial interstate, government-oriented markets, and regional destinations that are suffering less in today's market.”

“We were able to mitigate margin erosion through intensive cost controls and we expect our portfolio of well located, high quality assets to remain resilient despite difficult operating fundamentals industry wide.”  Mr. Shah concluded, “Our select service and limited service focus combined with a franchisee-managed model enables the Company to more aggressively manage our properties and to respond to rapidly changing local market conditions in a timely fashion.  We intend to continue to drive margins while emphasizing market share during these challenging times.”

Fourth Quarter 2008 Operating Results

Total consolidated hotel operating revenues for the three-month period ended December 31, 2008, increased 1.7% to $58.5 million from $57.5 million in the fourth quarter of 2007. This increase was primarily driven by revenue contributions from acquisitions completed in prior periods. Revenue per available room (“RevPAR”) for the Company's consolidated hotels (61 hotels) fell by 7.3% on a year-over-year basis to $87.53, which was impacted by an ADR decrease of 2.3% to $133.83 and a 360 basis point decline in occupancy.

Hotel EBITDA for Hersha's consolidated hotels decreased 5.0% to $19.9 million for the fourth quarter of 2008 compared to the fourth quarter of 2007. Hotel EBITDA margins of 34.0% for the fourth quarter of 2008 decreased from 36.4% in the fourth quarter of 2007.  As mentioned previously, the quarterly margin deterioration was impacted by the lower profitability margins associated with the acquisition of six new hotels during 2008 that are still in the early stages of operations, as well as declining economic conditions in the second half of the year.

On a same-store basis for Hersha's consolidated hotels (55 hotels), RevPAR for the fourth quarter of 2008 fell 8.1% on a year-over-year basis to $86.78, which was driven by a 4.1% drop in average daily rate to $131.36 coupled with a 290 basis point decline in occupancy to 66.1%.  Same-store consolidated Hotel EBITDA for the fourth quarter of 2008 decreased 13.4% to $18.1 million from $20.9 million.

The Company's same-store consolidated Hotel EBITDA margin declined approximately 200 basis points to 34.4% for the fourth quarter of 2008, as compared to the fourth quarter of 2007. Hotel EBITDA margins were fairly resilient in the face of lower occupancy and rate and were helped by aggressive, property-level management and cost controls.

The Company's consolidated hotel portfolio, predominantly comprised of limited and select service hotels, performed in line or slightly better than the lodging industry. Offsetting this performance was the impact of the Company's unconsolidated joint venture with Mystic Partners which owns three full service hotels in the Hartford, Connecticut region.  These properties incurred an unprecedented 20% decline in RevPAR and a 1,200 basis point decline in margin during the fourth quarter. While the Company’s exposure to these assets is limited by our preferred joint venture structure, these steep declines did have an impact on our income from unconsolidated joint ventures.

Balance Sheet

At December 31, 2008, Hersha Hospitality Trust had approximately $743.8 million of total consolidated debt outstanding, which included approximately $51.5 million of trust preferred securities and approximately $88.4 million outstanding on the Company's line of credit. Fixed rate debt, including variable rate debt fixed by an interest rate swap, amounted to approximately 86.3% of total consolidated debt. For the fourth quarter of 2008, the weighted average interest rate on all of the Company's fixed and floating rate debt was approximately 6.04% and 4.41%, respectively. The weighted average life to maturity of the Company's debt, excluding the credit line, was approximately 8.0 years. Total common shares and units of limited partnership interest of Hersha Hospitality Limited Partnership outstanding at December 31, 2008 were approximately 48.3 million and 8.7 million, respectively.

“Our debt maturity profile is a favorable one during this credit freeze, with little refinancing risk through 2013.  Additionally, our line of credit was renewed and upsized in the third quarter of 2008 and we expect it to provide additional liquidity should our Company need it,” said Mr. Shah.

Financial Outlook for 2009

Given the volatility and lack of visibility created by the current economic environment, it is difficult to make accurate predictions of the Company’s results for 2009.  In general, consensus economic forecasts expect the economy to perform better in the second half of the year.

Based on those expectations, the Company is providing the following set of assumptions for the portfolio in 2009:

•
RevPAR is forecasted to deteriorate between 12% and 15%.  In terms of quarterly progression, the Company expects the first half of 2009 will experience RevPAR declines in the mid to high teen range, and moderate in the third and fourth quarters.

•
Operating margin deterioration of 200 basis points to 300 basis points as the Company expects its hotel platform and aggressive asset management initiatives to enable it to quickly adapt to the operating environment and efficiently control expenses.

•	2009 results will reflect full year operational results for the six assets purchased in 2008 and the stabilization of assets opened and purchased in 2007.

Dividend

For the fourth quarter of 2008, Hersha Hospitality Trust declared dividends of $0.18 per common share and limited partnership unit. The Board of Trustees also declared a fourth quarter cash dividend of $0.50 per Series A Preferred Share.

Hersha's AFFO for the full year ended December 31, 2008, less recurring capital expenditure reserves, exceeded its annualized dividend of $0.72 per common share by 1.4  times, providing both coverage for its current dividend and internally generated funds for investment.

Fourth Quarter 2008 Earnings Conference Call

The Company will host a conference call to discuss its financial results at 9:00 AM Eastern time on Friday, February 27, 2009.

Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

The live conference call can be accessed by dialing 1-877-879-6203 or 1-719-325-4748 for international participants. A replay of the call will be available from 12:00 PM Eastern time on February 27, 2009, through midnight Eastern Time on March 13, 2009. The replay can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international participants. The passcode for the call and the replay is 5412622.

About Hersha Hospitality

Hersha Hospitality Trust is a self-advised real estate investment trust, which owns interests in 76 hotels, totaling 9,556 rooms, primarily along the Northeast Corridor from Boston to Washington D.C. The Company also owns hotels in Northern California and Scottsdale, Arizona. Hersha focuses on high quality upscale hotels in high barrier to entry markets. More information on the Company and its portfolio of hotels is available on Hersha's Web site at http://www.hersha.com.

Forward Looking Statement
Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement.  For a description of these factors, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008 , filed with the Securities Exchange Commission (“SEC”).

HERSHA HOSPITALITY TRUST
Balance Sheet
(in thousands, except shares and per share data)
	December 31, 2008	December 31, 2007
Assets:
Investment in Hotel Properties, net of Accumulated Depreciation	$982,082	$893,297
Investment in Joint Ventures	46,283	51,851
Development Loans Receivable	81,500	58,183
Cash and Cash Equivalents	15,697	12,327
Escrow Deposits	12,404	13,706
Hotel Accounts Receivable, net of allowance for doubtful accounts of $120 and $47	6,870	7,287
Deferred Costs, net of Accumulated Amortization of $3,665 and $3,252	9,157	8,048
Due from Related Parties	4,645	1,256
Intangible Assets, net of Accumulated Amortization of $595 and $764	7,300	5,619
Other Assets	13,517	16,033

Total Assets	$1,179,455	$1,067,607

Liabilities and Shareholders’ Equity:
Line of Credit	$88,421	$43,700
Mortgages and Notes Payable, net of unamortized discount of $61 and $72	655,360	619,308
Accounts Payable, Accrued Expenses and Other Liabilities	17,745	17,728
Dividends and Distributions Payable	11,240	9,688
Due to Related Parties	1,352	2,025

Total Liabilities	774,118	692,449

Minority Interests:
Common Units	$53,520	$42,845
Interest in Consolidated Joint Ventures	1,854	1,908

Total Minority Interests	55,374	44,753

Shareholders' Equity:
Preferred Shares - 8% Series A, $.01 Par Value, 2,400,000 Shares Issued and Outstanding at December 31, 2008 and 2007 (Aggregate Liquidation Preference $60,000)	24	24
Common Shares - Class A, $.01 Par Value, 80,000,000 Shares Authorized, 48,276,222 and 41,203,612 Shares Issued and Outstanding at December 31, 2008 and 2007, respectively	483	412
Common Shares - Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding	-	-
Accumulated Other Comprehensive Loss	(109)	(23)
Additional Paid-in Capital	463,772	397,127
Distributions in Excess of Net Income	(114,207)	(67,135)

Total Shareholders' Equity	349,963	330,405

Total Liabilities and Shareholders’ Equity	$1,179,455	$1,067,607

HERSHA HOSPITALITY TRUST
Summary Results
(in thousands, except shares and per share data)
	Three Months Ended		Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Revenues:
Hotel Operating Revenues	$58,453	$57,477	$250,464	$229,461
Interest Income from Development Loans	2,131	2,033	7,890	6,046
Land Lease Revenue	1,319	1,331	5,363	4,860
Other Revenue	217	388	1,054	980
Total Revenues	62,120	61,229	264,771	241,347

Operating Expenses:
Hotel Operating Expenses	35,337	33,561	144,972	130,910
Hotel Ground Rent	290	206	1,040	856
Land Lease Expense	723	747	2,939	2,721
Real Estate and Personal Property Taxes and Property Insurance	3,512	3,054	12,953	11,349
General and Administrative	3,177	2,517	8,714	7,953
Acquisition and Terminated Transaction Costs	169	126	380	149
Impairment of Development Loan Receivable and Other Asset	21,004	-	21,004	-
Depreciation and Amortization	10,896	9,094	40,998	33,863
Total Operating Expenses	75,108	49,305	233,000	187,801

Operating (Loss) Income	(12,988)	11,924	31,771	53,546

Interest Income	54	97	306	686
Interest Expense	11,283	10,912	43,156	42,115
Other Expense	56	21	129	83
Loss on Debt Extinguishment	152	-	1,568	-
(Loss) Income before income from Unconsolidated Joint Venture Investments, Minority Interests and Discontinued Operations	(24,425)	1,088	(12,776)	12,034

Unconsolidated Joint Ventures
(Loss) Income from Unconsolidated Joint Venture Investments	(878)	892	1,373	3,476
Impairment of Investment in Unconsolidated Joint Ventures	(1,890)	-	(1,890)	-
(Loss) Income from Unconsolidated Joint Venture Investments	(2,768)	892	(517)	3,476

(Loss) Income before Minority Interests and Discontinued Operations	(27,193)	1,980	(13,293)	15,510

(Loss) Income allocated to Minority Interest in Continuing Operations	(4,218)	215	(2,053)	1,773
(Loss) Income from Continuing Operations	(22,975)	1,765	(11,240)	13,737

Discontinued Operations
Gain on Disposition of Hotel Properties	2,452	3,745	2,452	3,745
Income (Loss) from Discontinued Operations	34	284	(20)	365
Income from Discontinued Operations	2,486	4,029	2,432	4,110

Net (Loss) Income	(20,489)	5,794	(8,808)	17,847
Preferred Distributions	1,200	1,200	4,800	4,800

Net (Loss) Income applicable to Common Shareholders	$(21,689)	$4,594	$(13,608)	$13,047

Basic earnings per share
(Loss) income from continuing operations applicable to common shareholders	$(0.51)	$0.01	$(0.36)	$0.22
Income from Discontinued Operations	0.05	0.10	0.05	0.10

Net (loss) income applicable to common shareholders	$(0.46)	$0.11	$(0.31)	$0.32

Diluted earnings per share
(Loss) income from continuing operations applicable to common shareholders	$(0.51)	$0.01	$(0.36)	$0.22
Income from Discontinued Operations	0.05	0.10	0.05	0.10

Net (loss) income applicable to common shareholders	$(0.46)	$0.11	$(0.31)	$0.32

Weighted Average Common Shares Outstanding
Basic	47,770,780	40,882,090	45,184,127	40,718,724
Diluted	47,770,780	40,882,685	45,184,127	40,718,724

Net Income Applicable to Common Shareholders, Excluding Impairment Charges and GAAP Reconciliation

Net Income Applicable to Common Shareholders, Excluding Impairment Charges is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our Net Income Applicable to Common Shareholders, Excluding Impairment Charges computation may not be comparable to the same measure reported by other companies that interpret this measure differently than we do. Management believes Net Income Applicable to Common Shareholders, Excluding Impairment Charges to be a meaningful additional measure of our performance because it excludes the effects of impairment charges that are not directly related to the operations of our hotel portfolio or interest earned on our development loan portfolio.  We believe Net Income Applicable to Common Shareholders, Excluding Impairment Charges should be considered along with, but not as an alternative to, net income applicable to common shareholders, cash flow, FFO and AFFO, as a measure of the company's operating performance.

The following table reconciles Net Income Applicable to Common Shareholders, Excluding Impairment Charges for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Net Income Applicable to Common Shareholders, Excluding Impairment Charges
(in thousands)
	Three Months Ended		Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007

Net (loss) income applicable to common shares	$(21,689)	$4,594	$(13,608)	$13,047
Add:
Impairment of development loan receivable and other asset	21,004	-	21,004	-
Impairment of investment in unconsolidated joint ventures	1,890	-	1,890	-

Net Income Applicable to Common Shareholders, Excluding Impairment Charges	$1,205	$4,594	$9,286	$13,047

AFFO and GAAP Reconciliation

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  We calculate FFO applicable to common shares and Partnership units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper.   The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Our interpretation of the NAREIT definition is that minority interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shares, includes depreciation and amortization expenses, gains or losses on property sales and minority interest.  In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back impairment related expenses;
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of Hersha’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007

Net (loss) income applicable to common shares	$(21,689)	$4,594	$(13,608)	$13,047
(Loss) income allocated to minority interest	(4,218)	215	(2,053)	1,773
Income (loss) from discontinued operations allocated to minority interest	5	39	(4)	49
Loss (income) from unconsolidated joint ventures	2,768	(892)	517	(3,476)
Gain on sale of assets	(2,452)	(3,745)	(2,452)	(3,745)
Depreciation and amortization	10,896	9,094	40,998	33,863
Depreciation and amortization from discontinued operations	31	119	420	1,267
FFO related to the minority interests in consolidated joint ventures	(12)	(90)	(240)	(652)
Funds from consolidated hotel operations applicable to common shares and Partnership units	(14,671)	9,334	23,578	42,126

(Loss) income from unconsolidated joint venture investments	(878)	892	1,373	3,476
Impairment of investment in unconsolidated joint venture	(1,890)	-	(1,890)	-
(Loss) income from unconsolidated joint venture investments	(2,768)	892	(517)	3,476
Add:
Depreciation and amortization of purchase price in excess of historical cost	525	523	2,093	2,055
Interest in deferred financing costs written off in unconsolidated joint venture debt extinguishment	-	-	-	(2,858)
Interest in depreciation and amortization of unconsolidated joint ventures	1,161	408	6,287	5,023
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(1,082)	1,823	7,863	7,696

Funds from Operations applicable to common shares and Partnership units	(15,752)	11,156	31,441	49,822

Add:
FFO related to the minority interests in consolidated joint ventures	12	90	240	652
Impairment of development loan receivable, income and other asset	21,624	-	22,243	-
Impairment of investment in unconsolidated joint ventures	1,890	-	1,890	-
Acquisition and terminated transaction costs	169	126	380	149
Amortization of deferred financing costs	543	534	2,030	1,780
Deferred financing costs written off in debt extinguishment	152	-	1,568	-
Interest in deferred financing costs written off in unconsolidated joint venture debt extinguishment	-	-	-	2,858
Amortization of discounts and premiums	18	(139)	(271)	(134)
Non cash stock compensation expense	459	260	1,502	766
Straight-line amortization of ground lease expense	75	56	285	258

Adjusted Funds from Operations	$9,189	$12,084	$61,308	$56,151

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.16	$0.26	$1.15	$1.22

Diluted Weighted Average Common Shares and Units Outstanding	56,517,080	47,311,796	53,218,864	46,183,394

EBITDA and GAAP Reconciliation

Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) and Adjusted EBITDA are non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the company's operating performance.

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not reconcilable to any comparable GAAP measure for the Company.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended		Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007

Net (loss) income applicable to common shares	$(21,689)	$4,594	$(13,608)	$13,047
Less:
Loss (income) from unconsolidated joint ventures	2,768	(892)	517	(3,476)
Interest income	(54)	(97)	(306)	(686)
Add:
(Loss) income allocated to minority interest for continuing operations	(4,218)	215	(2,053)	1,773
Income allocated to minority interest for discontinued operations and gain on disposition of hotel properties	441	542	432	552
Impairment of development loan receivable and other asset	21,004	-	21,004	-
Non-accrual development loan income	620	-	1,239	-
Interest expense from continuing operations	11,283	10,912	43,156	42,115
Interest expense from discontinued operations	-	254	145	1,276
Deferred financing costs written off in debt extinguishment	152	-	1,568	-
Distributions to Series A Preferred Shareholders	1,200	1,200	4,800	4,800
Depreciation and amortization from continuing operations	10,896	9,094	40,998	33,863
Depreciation from discontinued operations	31	119	420	1,267
Non-cash stock compensation expense	459	260	1,502	766
Straight-line amortization of ground lease expense	75	56	285	258

Adjusted EBITDA from consolidated hotel operations	22,968	26,257	100,099	95,555

(Loss) income from unconsolidated joint venture investments	(878)	892	1,373	3,476
Impairment of investment in unconsolidated joint venture	(1,890)	-	(1,890)	-
(Loss) income from unconsolidated joint venture investments	(2,768)	892	(517)	3,476
Add:
Impairment of investment in unconsolidated joint ventures	1,890	-	1,890	-
Depreciation and amortization of purchase price in excess of historical cost	525	523	2,093	2,055
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	4,171	2,269	19,341	16,078

Adjusted EBITDA from unconsolidated joint venture operations	3,818	3,684	22,807	21,609

Adjusted EBITDA	$26,786	$29,941	$122,906	$117,164

HERSHA HOSPITALITY TRUST
Unconsolidated Joint Venture EBITDA
(in thousands)

	Courtyard Ewing	Hilton Garden Inn Glastonbury	Homewood Suites Glastonbury	Courtyard South Boston	Holiday Inn Express South Boston	Mystic Partners	Holiday Inn Express Chelsea	TOTAL
Hersha Ownership	50.0%	48.0%	48.0%	50.0%	50.0%	(66.7%,15%, 8.8%)	50.0%
Hersha Participating Preferred %	11.0%	11.0%	10.0%	N/A	N/A	8.5%	N/A

THREE MONTHS ENDED DECEMBER 31, 2008
Joint Venture Net Income (Loss)	$49	$(53)	$(120)	$(126)	$29	$(3,910)	$832	$(3,299)

Hotel Cash Available for Distribution
Hotel EBITDA	$445	$375	$315	$312	$203	$1,595	$2,136	$5,381
Debt Service	(196)	(260)	(334)	(311)	(154)	(3,201)	(1,297)	(5,753)
CapEx Reserve & Other	(41)	(52)	(53)	(37)	(38)	227	(172)	(166)
Cash Available for Distribution	$208	$63	$(72)	$(36)	$11	$(1,378)	$667	$(537)

EBITDA
Hersha Income (Loss) from Unconsolidated JV	$24	$11	$(2)	$(78)	$(15)	$(1,162)	$344	$(878)
Addback:
Step up and Outside Basis Amortization	1	3	2	16	29	402	72	525
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint venture	198	166	315	218	88	2,535	652	4,171

Hersha EBITDA from Unconsolidated JV	$223	$180	$315	$156	$102	$1,775	$1,068	$3,818

YEAR ENDED DECEMBER 31, 2008
Joint Venture Net Income (Loss)	$43	$131	$(346)	$(249)	$388	$(7,726)	$4,017	$(3,742)

Hotel Cash Available for Distribution
Hotel EBITDA	$1,614	$1,837	$1,401	$1,489	$1,069	$13,808	$9,198	$30,416
Debt Service	(776)	(964)	(1,324)	(1,244)	(612)	(10,499)	(5,156)	(20,575)
CapEx Reserve & Other	(182)	(221)	(177)	(181)	(161)	(1,334)	(727)	(2,983)
Cash Available for Distribution	$656	$652	$(100)	$64	$296	$1,974	$3,315	$6,857

EBITDA
Hersha Income (Loss) from Unconsolidated JV	$20	$94	$(8)	$(188)	$80	$(345)	$1,720	$1,373
Addback:
Step up and Outside Basis Amortization	2	8	8	64	114	1,609	288	2,093
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint venture	785	780	1,401	869	341	12,575	2,591	19,341

Hersha EBITDA from Unconsolidated JV	$807	$882	$1,401	$745	$535	$13,839	$4,599	$22,807

Supplemental Schedules

The company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the company's stakeholders.  These can found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s Web site, www.hersha.com.